    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2002

                                                       REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          RELIANCE STEEL & ALUMINUM CO.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA                                             95-1142616
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                             350 SOUTH GRAND AVENUE
                                   SUITE 5100
                       LOS ANGELES, CALIFORNIA 90071-3406
                                 (213) 687-7700
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ----------------

                          RELIANCE STEEL & ALUMINUM CO.
               1994 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                ----------------

                                 DAVID H. HANNAH
                             350 SOUTH GRAND AVENUE
                                   SUITE 5100
                       LOS ANGELES, CALIFORNIA 90071-3406
                                 (213) 687-7700
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                             CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                                            PROPOSED
                                                                             PROPOSED       MAXIMUM
                                                                             MAXIMUM        AGGREGATE        AMOUNT OF
             TITLE OF EACH CLASS OF                        AMOUNT TO BE   OFFERING PRICE    OFFERING       REGISTRATION
           SECURITIES TO BE REGISTERED                     REGISTERED(1)   PER SHARE(2)      PRICE(2)          FEE(3)
-------------------------------------------------------    -------------  --------------   ------------    ------------
Common Stock, no par value
   Issued under the Plan ..............................        487,925       $  10.31      $  4,430,139
   Issuable upon exercise of outstanding options ......      1,129,825          21.27        24,162,194
   Issuable upon exercise of authorized options .......         69,750             (3)               (3)
   Issuable upon exercise of authorized options .......        812,500          26.01        21,133,125        $2,024
                                                             ---------                     ------------
Total .................................................      2,500,000                     $49,725,458
=======================================================================================================================

(1) Plus, in accordance with Rule 416, such indeterminate number of additional shares as may become issuable pursuant to anti-dilution provisions of the Plan.

(2)    Estimated solely for the purpose of calculating the registration fee.

(3) The fee for 1,687,500 shares of Common Stock was previously paid (giving the effect to 3-for-2 stock splits in 1997 and 1999). The registration fee for 812,500 shares of Common Stock is estimated pursuant to Rule 456 of the General Rules, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock on January 31, 2002 as reported on the New York Stock Exchange.

================================================================================

                           FORWARD-LOOKING STATEMENTS

       This prospectus and the documents incorporated in this prospectus by reference contain forward-looking statements. You should read carefully any statements containing the words "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might," or similar expressions or the negative of any of these terms.

       Forward-looking statements involve known and unknown risks and uncertainties. Various factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. Among the factors that could cause our results to differ are the following:

       -       the volatility of the industries that we serve;

       -       a broad downturn in the economy in general;

       -       our increased leverage as a result of our acquisitions;

       -       changes in our interest rates on our debt;

       - changes in foreign currency exchange rates, which could affect the price we pay for metals and the results of our foreign operations; and

       -       the failure of our acquisitions to perform as we anticipate.

       Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future performance or results. We are not obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these 7 risks when reading any forward-looking statements.

PROSPECTUS
January 31, 2002


                          RELIANCE STEEL & ALUMINUM CO.
                                STOCK OPTION PLAN


       We filed a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, on November 17, 1994, to register 1,687,500 shares of common stock reserved for issuance under the Reliance Steel & Aluminum Co. 1994 Incentive and Non-Qualified Stock Option Plan ("1994 Plan"), and the options to acquire such shares. (All share numbers have been adjusted to reflect the 1997 and 1999 3-for-2 stock splits.) On May 16, 2001, our shareholders approved an amendment to the 1994 Plan increasing the total number of authorized shares under the 1994 Plan to 2,500,000. The Board of Directors had previously approved that amendment. The registration statement has been amended to register the additional 812,500 shares.

                                PLAN INFORMATION

       Under the 1994 Plan the Board of Directors may grant incentive stock options or non-qualified stock options to any officer or other key employee ("Key Employees") of Reliance Steel & Aluminum Co. or any of its subsidiaries at an option exercise price per share equal to the fair market value of a share of common stock on the date of grant. The exercise price of incentive stock options granted to any employee who owns (or, under Internal Revenue Code provisions is deemed to own) more than 10% of the outstanding common stock, however, must equal at least 110% of the fair market value on the date of grant. The incentive stock options are intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended. No director, outside consultant nor other independent contractor who is not an employee of Reliance Steel & Aluminum Co. or a subsidiary is eligible to receive options under the 1994 Plan. The options expire five years from the date of grant, subject to earlier termination in the event that employment is terminated for any reason, and the 1994 Plan automatically terminates at the close of business on December 31, 2003.

       Purpose. The purpose of the 1994 Plan is to advance our interests and that of our shareholders by offering to Key Employees who are responsible for the long-term growth of our earnings the opportunity to acquire or increase their equity ownership interests and to enhance our ability to retain and attract highly qualified employees by providing an additional incentive to such employees to achieve our long-term business plans and objectives. The 1994 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

       Administration of Plan. A committee of not less than three directors is authorized and appointed from time to time by our Board of Directors to administer the 1994 Plan. No director who is eligible to participate in the 1994 Plan during the then-preceding year may be appointed as a member of the committee. The members of the Stock Option Committee are Robert Henigson, Karl
H. Loring, William I. Rumer and Leslie A. Waite. So long as we have a class of equity securities registered under the Securities Exchange Act of 1934, as amended, only directors who at the time of service qualify as "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act may be members of the committee. The Board of Directors may remove members of the committee at any time.

       The committee, by at least majority vote, has full authority (i) to interpret the 1994 Plan consistent with applicable law; (ii) to determine who will receive options; (iii) to determine the frequency of any grants of options;
(iv) to determine the number and type of options and the price at which they are to be exercised; (v) to specify the number of shares subject to each option;
(vi) to prescribe the form, terms and conditions of the agreement; (vii) to determine when options may be exercised or (viii) to adopt amend or rescind rules for the 1994 Plan's administration and (ix) to make all other determinations necessary or advisable for the administration of the 1994 Plan, provided that they are consistent with the provisions of the 1994 Plan.

        Exercise of Options. The options may not be exercised for a period of one year after the date of grant. Then, the options generally become exercisable at the rate of one-fourth of the shares each year, provided that options not exercised in one year may be exercised in any subsequent year. Since our common stock is currently traded under the symbol RS on The New York Stock Exchange, the exercise price of the stock issuable upon grant of an option will be the fair market value as determined by the trading price as of the close of business on the day that the option is granted. Stock options may be exercised upon payment of the exercise price either in cash or shares of our common stock or the committee may authorize another form of payment. Any cash that we receive on issuance of the shares of common stock will be used for general corporate purposes; no commissions or other fees will be paid to any person on exercise of the options.

        Tax Consequences of Exercise of Options. The federal income tax consequences of stock options to Key Employees generally are as follows:

                  (i) Incentive Stock Options. A Key Employee will not recognize taxable income upon the grant or exercise of an incentive stock option. However, the excess of the fair market value of the stock upon exercise and the exercise price is a tax preference item which is taken into account in determining whether the Key Employee is subject to the alternative minimum tax.

                  (ii) Non-Qualified Stock Options. A Key Employee will not recognize income upon the grant of a non-qualified stock option. A Key Employee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the stock upon exercise and the option exercise price.

                  (iii) Disposition of Stock. The eventual sale by a Key Employee of the stock acquired upon the exercise of an incentive stock option or a non-qualified stock option will trigger tax consequences. The tax consequences will depend on a number of factors, including the length of time a Key Employee has held the stock after exercising the option

       Additional Information. By making a written or oral request, participants may receive the following documents without charge, all of which documents are incorporated by reference into this prospectus: Our latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended; all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Rule 424(b) prospectus; and the description of the class of securities contained in the registration statement filed under the Securities Act, including any amendment or report filed for the purpose of updating such description. In addition, upon written or oral request, we will provide participants without charge all other documents required to be delivered pursuant to Rule 428(b) under the Securities Act. To obtain additional information about the 1994 Plan or its administrators or to request the above documents, you may contact:

                           David H. Hannah
                           President and Chief Executive Officer
                           Reliance Steel & Aluminum Co.
                           350 South Grand Avenue, Suite 5100
                           Los Angeles, California  90071
                           (213) 687-7700

                              AVAILABLE INFORMATION

       We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports and other information with the Securities and Exchange Commission. We have also filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits and schedules. The registration statement and all annual and quarterly reports, proxy statements and other information filed by us with the SEC can be inspected and copied at the SEC's public reference facilities at:

Room 1024                   Seven World Trade Center     500 West Madison Street
450 Fifth Street, N.W.      Suite 1300                   Suite 1400
Washington, D.C. 20549      New York, New York 10048     Chicago, Illinois 60661

       You can obtain copies of such materials, at prescribed rates, by writing to the SEC. You may obtain information by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements and other information regarding issuers that file electronically with the SEC (http://www.sec.gov).

       Our common stock is listed on The New York Stock Exchange and reports, proxy and information statements and other information concerning us can be inspected at the NYSE located at 20 Broad Street, New York, New York 10005.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. Incorporation of Documents by Reference

        The SEC allows us to incorporate by reference into this prospectus information that we file with the SEC. This means that:

     - we can disclose important information to you by referring to other documents that contain that information;

     - the information incorporated by reference is considered to be part of this prospectus; and

     - any information that we file with the SEC in the future is automatically incorporated into this prospectus and updates and supersedes previously filed information.

        We incorporate by reference into this prospectus:

     -   our Prospectus dated June 28, 2001;

     -   our Annual Report on Form 10-K for the year ended December 31, 2000;
         and

     - our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

        We also incorporate in this prospectus by reference all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, and such documents shall be a part of this prospectus from the respective dates of filing of such documents. We will provide copies of all documents which are incorporated by reference without charge to anyone to whom this prospectus is delivered upon a written or oral request to Reliance Steel & Aluminum Co., 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071-3406; Telephone:
(213) 687-7700.

        If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information, the statement or information incorporated in this prospectus is also modified or superseded in the same manner. This prospectus incorporates by reference any subsequently filed document.

ITEM 4. Description of Securities

        Our common stock is listed for trading on the NYSE under the symbol "RS" and was first traded on September 16, 1994. Under our Restated Articles of Incorporation, we are authorized to issue up to 100,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock. As of December 31, 2001, there were 298 record owners of our common stock and 31,572,601 shares of common stock outstanding.

ITEM 5. Interests of Named Experts and Counsel

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports given on their authority as experts in accounting and auditing.

ITEM 6. Indemnification of Directors and Officers

        In Article IV of the Restated Articles of Incorporation of the Company, the Company has eliminated to the fullest extent permitted under California law the liability of directors of the Company for monetary damages. Additionally, the Company is authorized to indemnify its agents as defined in Section 317 of the California General Corporation Law for breach of their duty to the Company and its shareholders through Bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted under
Section 317, subject to the limits on such excess indemnification set forth in
Section 204 of the California General Corporation Law. Section 5.11 of the Company's Bylaws provides that the Company shall indemnify each of its agents against expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by such person by reason of such person having been made or having been threatened to be made a party to a proceeding to the fullest extent permissible by the provisions of Section 317 of the California Corporations Code, as amended from time to time, and that the Company shall advance the expenses reasonably expected to be incurred in defending any such proceeding, upon receipt of the undertaking required by Section 317(f).

        Section 204 of the California General Corporation Law allows a corporation, among other things, to eliminate or limit the personal liability of a director for monetary damages in an action brought by the corporation itself or by way of a derivative action brought by shareholders for breach of a director's duties to the corporation and its shareholders. The provision may not eliminate or limit liability of directors for the following specified actions, however: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard of the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) for transactions between the corporation and a director, or between corporations having interrelated directors; and (vii) for improper distributions and stock dividends, loans and guaranties. The provision does not apply to acts or omissions occurring before the date that the provision became effective and does not eliminate or limit the liability of an officer for an act or omission as an officer, regardless of whether that officer is also a director.

        Section 317 of the California General Corporation Law gives a corporation the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether threatened, pending, or completed, and whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may indemnify such a person against expenses, judgments, fines, settlements and other amounts actually or reasonably incurred in connection with the proceeding, if that person acted in good faith, and in a manner that that person reasonably believed to be in the best interest of the corporation; and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter (a) as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding was brought shall determine that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses; and (b) which is settled or otherwise disposed of without court approval. To the extent that any such person has been successful on the merits in defense of any proceeding, or any claim, issue or matter therein, that person shall be indemnified against expenses actually and reasonably incurred in connection therewith. Indemnification is available only if authorized in the specific case by a majority of a quorum of disinterested directors, by independent legal counsel in a written opinion, by approval of the shareholders other than the person to be indemnified, or by the court. Expenses incurred by such a person may be advanced by the corporation before the final disposition of the proceeding upon receipt of an undertaking to repay the amount if it is ultimately determined that the person is not entitled to indemnification.

        Section 317 further provides that a corporation may indemnify its officers and directors in excess of the statutory provisions if authorized by its Articles of Incorporation and that a corporation may purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability asserted or incurred in his or her capacity, or arising out of his or her status with the corporation.

        In addition to the provisions of the Restated Articles of Incorporation and Bylaws of the Company, the Company has entered into indemnification agreements with all of its present directors and officers, to indemnify these persons against liabilities arising from third party proceedings, or from proceedings by or in the right of the Company, to the fullest extent permitted by law. Additionally, the Company has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 7. Exemption from Registration Claimed

Not applicable

ITEM 8. Exhibits

EXHIBIT  DESCRIPTION
-------  -----------
3.01     Registrant's Restated Articles of Incorporation(1)

3.02     Registrant's Amended and Restated Bylaws, as further amended May 16,
         2001 (2)

3.03     Amendment to Registrant's Restated Articles of Incorporation dated May
         20, 1998(3)

4.01 Registrant's 1994 Incentive and Non-Qualified Stock Option Plan, as amended

5.01     Opinion of Vice President and General Counsel of Registrant

21.01    Subsidiaries of Registrant

23.01    Consent of Ernst & Young LLP

24.01    Power of Attorney set forth on the Signature Page, page 10 hereof.

------------

(1) Incorporated by reference from Exhibits to Registrant's Registration Statement on Form S-1, as amended, originally filed on May 25, 1994 as Commission File No. 33-79318.

(2) Incorporated by reference from Exhibits to Registrant's Registration Statement on Form S-3, as amended, originally filed on June 4, 2001 as Commission File No. 333-62276.

(3) Incorporated by reference from Exhibits to Registrant's Proxy Statement for Annual Meeting of Shareholders held May 20, 1998.

ITEM 9. UNDERTAKINGS.



        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement). Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Los Angeles, State of California on this 31st day of January 2002.


                                       RELIANCE STEEL & ALUMINUM CO.



                                       By: /s/ David H. Hannah
                                          --------------------------------------
                                           David H. Hannah
                                           Chief Executive Officer


                                POWER OF ATTORNEY

        The officers and directors of Reliance Steel & Aluminum Co. whose signatures appear below hereby constitute and appoint David H. Hannah and Gregg
J. Mollins, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution for each of them in any and all capacities to sign any amendments to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933 as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.



           SIGNATURES                                   TITLE                          DATE
           ----------                                   -----                          ----
      /s/  David H. Hannah             Chief Executive Officer                   January 31, 2002
----------------------------------     (Principal Executive Officer); Director
           David H. Hannah

      /s/  Gregg J. Mollins            President and Chief Operating             January 31, 2002
----------------------------------     Officer; Director
         Gregg J. Mollins

      /s/  Karla R. McDowell           Executive Vice President and Chief        January 31, 2002
----------------------------------     Financial Officer (Principal Financial
         Karla R. McDowell             Officer; Principal Accounting Officer)

      /s/  Joe D. Crider               Chairman of the Board; Director           January 31, 2002
----------------------------------
         Joe D. Crider

      /s/  Thomas W. Gimbel            Director                                  January 31, 2002
----------------------------------
         Thomas W. Gimbel

      /s/  Douglas M. Hayes            Director                                  January 31, 2002
----------------------------------
         Douglas M. Hayes

      /s/  Robert Henigson             Director                                  January 31, 2002
----------------------------------
         Robert Henigson

      /s/  Karl H. Loring              Director                                  January 31, 2002
----------------------------------
         Karl H. Loring

      /s/  William I. Rumer            Director                                  January 31, 2002
----------------------------------
         William I. Rumer

      /s/  Leslie A. Waite             Director                                  January 31, 2002
----------------------------------
         Leslie A. Waite